Exhibit 10(ac)

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
AWARD AGREEMENT
(For Restricted Stock Award)

To:                                                           Number:
         -----------------------------------
         (Name of Award Recipient)
                                                              Date of Grant:
         -----------------------------------------
         (Social Security Number)

There hereby is granted to you, as a key employee of Invacare Corporation ( "Invacare" ) or of a subsidiary, a restricted award for _____ Invacare Common Shares, no par value, at an award price of $0.0 per Share. This award is granted to you pursuant to the Invacare Corporation 2003 Performance Plan (the "Plan") and is subject to the terms and conditions set forth below. This award is granted for valuable future services to be rendered by you to Invacare Corporation. Please acknowledge your acceptance of the terms of this award by signing on the reverse side.

/s/ A. Malachi Mixon, III
____________________________________
A. Malachi Mixon, III
Chairman and Chief Executive Officer

________________________________________________________________________________

I. VESTING AND DELIVERY OF SHARES
     You shall vest and will receive a certificate for the percentage of shares indicated on the date shown opposite such percentage, rounded to the nearest whole share:

  Percentage of Award
  Shares to be delivered
On the corresponding
       Date indicated                Date of Delivery of Shares
_______________________________________________________________



Except as provided herein, the award will not vest, and you shall not receive a certificate on each vesting date indicated above unless you are a current employee of Invacare or a subsidiary on a continuous basis from the date hereof through such vesting date.

II. TERM OF AWARD

     Your award shall not be affected by any temporary leave of absence approved in writing by Invacare and described in Section 1.421-7(h) of the Federal Income Tax Regulations. If you cease to be an employee for any reason other than death or retirement as defined by Invacare's Compensation Committee, in its sole discretion (the "Committee"), (in which case you shall become a Retired employee), you will forfeit any unvested shares you have not received as of the date you terminate your employment. If you become a Retired employee, as defined, you retain your rights pursuant to Paragraph I, until the award has fully vested and you have received all of the shares pursuant to this award.

     If you die while you are an employee or a Retired employee, your estate or personal representative shall receive the award and be entitled to all remaining award rights pursuant to Paragraph I, until the award has fully vested and your estate or personal representative has received all of the remaining shares not delivered to you as of the date of your death.

     If the Committee finds that you intentionally committed an act materially inimical to the interests of Invacare or a subsidiary, your unexercised purchase rights will terminate as of the time you committed such act, as determined by the Committee.

III.  TERMINATION OF AWARD UNDER CERTAIN CIRCUMSTANCES
     The Committee may cancel your award at any time, in which case you shall forfeit any unvested shares as of the date of such cancellation, if you are not in compliance with all applicable provisions of this Agreement or the Plan or if you, without the prior written consent of the Committee, engage in any of the following activities: (i) you render services for an organization, or engage in a business, that is, in the judgment of the Committee, in competition with Invacare; or (ii) you disclose to anyone outside of Invacare, or use for any purpose other than Invacare's business, any confidential information or material relating to Invacare, whether acquired by you during or after employment with Invacare, in a fashion or with a result that is or may be injurious to the best interests of Invacare, as determined by the Committee.

     The Committee may, in its discretion and as a condition to the continuance of this award, require you to represent in writing that you are in compliance with all applicable provisions of this Agreement and the Plan and have not engaged in any activities referred to in clauses (i) and (ii) above.

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IV.  DIVIDENDS
     You shall be entitled to all dividends with respect to all of the shares comprising this award as of the date of the grant of this award, irrespective of whether the shares have become vested. Such amount shall be paid to you and treated appropriately for tax purposes.

V. CHANGE IN CONTROL
     Upon a change in control (as such term is defined in the Plan), unless and to the extent otherwise determined by Invacare's Board of Directors, the vesting of this award will accelerate and you shall receive all shares not previously vested and delivered to you.

VI. TRANSFERABILITY
     This Agreement shall be binding upon and inure to the benefit of any successor of Invacare and your heirs, estate and personal representative. Your award shall not be transferable other than by Will or the laws of descent and distribution.

VII. ADJUSTMENTS OR AMENDMENTS
     In the event that, subsequent to the date of this Agreement, the outstanding common shares of Invacare are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange of other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, liquidation, dissolution, sale of assets or other such change, including, without limitation, any transaction described in Section 424(a) of the Code, increased, decreased, changed into or exchanged for a different number or kind of shares of stock or other securities of Invacare or another entity or converted into cash, then, except as otherwise provided below, there shall automatically be substituted for each Invacare common share subject to the unvested portion of the award, the amount of cash or other securities or property into which each outstanding Invacare Common Share shall be converted or exchanged. Notwithstanding the preceding provisions of this Article VII, the Committee may, in its sole discretion, make other adjustments or amendments to the securities subject to the award and/or amend the provisions of the Plan and/or this Agreement (including, without limitation, accelerating the date on which shares shall vest), to the extent appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment or amendment shall be final, binding and conclusive. Any such adjustment or amendment shall provide for the elimination of fractional shares.

VIII. PROVISIONS OF PLAN CONTROL
     This Agreement is subject to all of the terms, conditions and provisions of the Plan (all of which are incorporated herein by reference) and to such rules, regulations, and interpretations related to the Plan as may be adopted by the Committee and as may be in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Committee has authority to interpret and construe any provision of this Agreement and its interpretation and construction shall be binding and conclusive.

IX.   LIABILITY
     The liability of Invacare under this Agreement and any distribution of shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on Invacare, its officers, employees or any subsidiary with respect to any loss, cost or expense which you may incur in connection with or arising out of any transaction in connection with this Agreement.

X. WITHHOLDING
     You agree that, as a condition to your receipt of the shares awarded hereunder, Invacare may make appropriate provision for tax withholding with respect to the transactions contemplated by this Agreement.

XI. EXECUTION OF STOCK POWERS
     Four stock certificates, each prepared in your name, shall be produced as of the date of this award. Each certificate shall correspond to the number of shares you shall receive on a specific vesting date pursuant to paragraph I, and will be retained by Invacare until such vesting date. You agree that, as a condition to your receipt of this award, that you will execute a blank stock power to be referenced to and attached to each certificate, and you further agree and understand that in the event you forfeit any unvested shares for any reason as further described in this award, Invacare will use such stock power you have exercised to transfer title of the certificate to Invacare Corporation. Upon delivery of any certificate on the appropriate vesting date, the related executed stock power shall also be delivered to you, or in the event of your death, to your estate or personal representative.


                                   ACCEPTANCE

The undersigned hereby accepts the terms of the restricted stock award granted herein and acknowledges receipt of a copy of the Invacare Corporation 2003 Performance Plan.

-------------------------        -------------------
(Signature of Award Recipient)              (Date)